Exhibit 99.1

BH Newspaper Business and The Buffalo News

Combined Abbreviated Financial Statements

Fiscal Years Ended December 29, 2019, December 30, 2018, and December 31, 2017

(With Independent Auditors’ Report Thereon)

BH NEWSPAPER BUSINESS AND THE BUFFALO NEWS

Independent Auditors' Report

The Board of Directors and Stockholders

Lee Enterprises, Incorporated:

We have audited the accompanying combined abbreviated financial statements of the BH Newspaper Business and The Buffalo News, Inc., which comprise the combined statements of assets acquired and liabilities assumed as of December 29, 2019 and December 30, 2018 and the related combined statements of revenues and direct expenses for the 52-week period ended December 29, 2019, the 52-week period ended December 30, 2018, and the 53-week period ended December 31, 2017, and the related notes to the combined abbreviated financials statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined abbreviated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined abbreviated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined abbreviated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined abbreviated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined abbreviated financial statements referred to above present fairly, in all material respects, the financial position of BH Newspaper Business and The Buffalo News, as of December 29, 2019 and December 30, 2018 and their revenues and direct expenses for the 52-week period ended December 29, 2019, the 52-week period ended December 30, 2018, and the 53-week period ended December 31, 2017, in accordance with U.S. generally accepted accounting principles.

Change in Accounting Principle

As discussed in Note 2 to the combined abbreviated financial statements, BH Newspaper Business and The Buffalo News, Inc. has changed their method of accounting for leases as of December 31, 2018 due to the adoption of Accounting Standards Codification Topic 842, Leases.

Emphasis of Matter

We draw attention to note 1 of the combined abbreviated financial statements, which describes the basis of presentation used in preparing these combined abbreviated financial statements. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

Chicago, Illinois

June 2, 2020

BH Newspaper Business and The Buffalo News

Combined Statements of Assets Acquired and Liabilities Assumed

(in thousands)

	December 29,	December 30,
	2019	2018
Assets acquired
Current assets:
Cash and cash equivalents	$10,148	5,508
Accounts receivable, less allowance for doubtful accounts of $4,275 and $4,200, respectively	39,929	47,994
Inventories	6,730	8,134
Prepaids and other	7,999	8,447
Total current assets	64,806	70,083
Property and equipment:
Land	715	715
Buildings and improvements	24,860	24,906
Equipment	142,564	149,177
Total property and equipment	168,139	174,798
Less accumulated depreciation	(144,107)	(145,813)
Property and equipment, net	24,032	28,985
Intangible assets, net	86,573	95,147
Operating lease right-of-use asset	6,790	—
Pension assets	25,379	19,216
Other assets	3,276	2,147
Total assets acquired	$210,856	215,578

Liabilities assumed
Current liabilities:
Accounts payable	$8,077	10,822
Current portion of lease liabilities	2,902	—
Compensation and other accrued liabilities	30,657	34,563
Unearned revenue	35,434	35,142
Total current liabilities	77,070	80,527
Operating lease liabilities	5,021	—
Pension obligations	10,015	10,821
Postretirement and postemployment benefit obligations	37,000	35,000
Other liabilities	1,871	5,278
Total liabilities	130,977	131,626

Total assets acquired net of liabilities assumed	$79,879	83,952

See accompanying notes to the combined abbreviated financial statements.

BH Newspaper Business and The Buffalo News

Combined Statements of Revenues and Direct Expenses

(in thousands)

	2019	2018	2017

Revenues:
Advertising and marketing services	$235,272	274,565	312,312
Subscription	175,934	164,515	163,449
Other	43,801	51,304	55,749
Total revenues	455,007	490,384	531,510

Direct expenses:
Compensation	205,886	227,238	267,244
Newsprint and ink	43,387	53,288	55,590
Depreciation and amortization	17,778	20,937	21,994
Other operating expenses	157,964	150,321	158,641
Total direct expenses	425,015	451,784	503,469

Revenue less direct expenses	$29,992	38,600	28,041

See accompanying notes to the combined abbreviated financial statements.

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

1.	Nature of Business and Basis of Presentation

On January 29, 2020, Berkshire Hathaway Inc. (“Berkshire”) and its wholly owned subsidiary BH Media Group, Inc. (“BHMG”) entered into an Asset and Stock Purchase Agreement (the “ASPA”) with Lee Enterprises, Incorporated (“Lee”). Pursuant to the ASPA, Lee agreed to acquire (1) certain assets and assume certain liabilities of BHMG’s newspapers and related community publications business (the “BH Newspaper Business”); and, (2) all of the issued and outstanding capital stock of The Buffalo News, Inc. (together, the operations of the BH Newspaper Business and The Buffalo News, Inc. are referred to herein as the “Business”). Since July 2, 2018, Lee has managed the BH Newspaper Business pursuant to a Management Agreement between BHMG and Lee dated June 26, 2018 (“Management Agreement”).

The BH Newspaper Business consists of print and digital operations of 30 daily newspapers serving communities in 10 states, as well as 49 paid weekly publications with digital sites and 32 other print products. The Buffalo News is a print and digital news operation serving communities in western New York.

On March 16, 2020, Berkshire and Lee completed the transaction described above. The aggregate purchase price for the sale of the Business was $140 million, excluding an additional $12 million in cash held at BHMG, acquired at closing. Concurrently, BHMG also entered into a lease agreement with Lee providing for the leasing of 68 properties and related fixtures (including production equipment) retained by BHMG and used in the BH Newspaper Business acquired by Lee.  In connection with the transaction described above, Lee entered into a Credit Agreement with BH Finance, LLC, a Nebraska limited liability company (“BH Finance”) to provide a secured 25-year term loan. Lee borrowed $576 million from BH Finance under the Credit Agreement in order to finance the Purchase Transaction and refinance its outstanding indebtedness at a 9% annual rate.

Basis of Presentation

The accompanying Combined Statements of Assets Acquired and Liabilities Assumed as of December 29, 2019 and December 30, 2018 and the related Combined Statements of Revenues and Direct Expenses for each of the fiscal years ended December 29, 2019, December 30, 2018, and December 31, 2017 (collectively, the “Combined Abbreviated Financial Statements”) of the Business have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and have been prepared for purposes of providing financial  information of an acquired business that is considered significant pursuant to the Securities and Exchange Commission (“SEC”) Rule 3-05 of Regulation S-X. As the Business has not been managed by Berkshire as a stand-alone business, nor has it been accounted for as a separate entity or subsidiary of Berkshire, it is impracticable to prepare a full set of financial statements of the Business, including corporate overhead, interest and income tax allocations. In lieu of a full set of financial statements, the SEC has permitted the substitution of the accompanying Combined Statements of Assets Acquired and Liabilities Assumed and Revenues and Direct Expenses (the “Combined Abbreviated Financial Statements”) for the purpose of complying with Rule 3-05. To the extent available, selected information pertaining to operating cash flows of the Business have been included within the footnotes to the Combined Abbreviated Financial Statements.  There were no significant cash flows related to investing activities. The primary financing activities related to equity transactions with Berkshire, which are not included in the Combined Abbreviated Financial Statements. The accompanying Combined Abbreviated Financial Statements are not intended to be a complete presentation of financial position, results of operations, or cash flows of the Business in conformity with GAAP.  In addition, the Combined Abbreviated Statements of Revenue and Direct expenses may not be indicative of operating results given the omission of certain corporate overhead, interest and income tax allocations.

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

The Combined Abbreviated Financial Statements have been derived from the accounting records of BHMG and The Buffalo News using historical results of operations and financial position and only present the combined assets acquired, liabilities assumed, and the revenues and direct expenses of the Business. The assets acquired and liabilities assumed include items specifically identified in the ASPA. The direct expenses of the Business include employee related costs, third-party vendor costs, related party costs incurred under the Management Agreement, selling costs, and general and administrative expenses relating to the Business.

The real estate and operating fixtures such as production equipment retained by BHMG pursuant to the ASPA have been excluded from the accompanying Combined Abbreviated Financial Statements.

Fiscal Year

The BH Newspaper Business uses period accounting with the fiscal year ending on the last Sunday in December, while the Buffalo News uses a calendar year end. As it relates to the BH Newspaper Business, references to "2019", "2018", and "2017" refer to the fiscal years ended on the last Sunday in December and fiscal years 2019 and 2018 included 52 weeks and the fiscal year 2017 included 53 weeks of revenue and direct expenses on the accompanying Combined Statements of Revenues and Direct Expenses.

2.	Significant Accounting Policies

Accounting Estimates

The preparation of the Combined Abbreviated Financial Statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management evaluates estimates on an on-going basis. Management bases estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Business considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Management of the Business evaluates the allowance for doubtful accounts receivable based on historical credit experience, payment trends and other economic factors. Delinquency is determined based on the timing of payments in relation to billing dates. Accounts considered to be uncollectible are written off.

Inventories

Newsprint and other inventories are carried at the lower of cost or net realizable value. At December 29, 2019, the cost of inventories was determined using the Specific Identification (“Specific ID”) method for approximately 61% of total inventories, the First-In First-Out (“FIFO”) method for approximately 29% of total inventories, or by using the Last-In First-Out (“LIFO”) method for the remaining 10% of total inventories. At December 30, 2018, the cost of inventories was determined using the Specific ID method for approximately 70% of total inventories, FIFO method for approximately 24% of total inventories, or by LIFO method for the remaining 6% of total inventories.

At December 29, 2019 and at December 30, 2018, the Business recorded a LIFO reserve of $214 and $277, respectively.

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

The components of inventory by cost method were as follows:

		December 29,	December 30,
Inventories	Cost Method	2019	2018
Newsprint	Specific ID	$3,971	5,637
Newsprint	LIFO	661	437
Other inventory	FIFO	1,976	1,972
Other inventory	Specific ID	122	88
		$6,730	8,134

Property and Equipment

Property and equipment are carried at cost. Buildings and improvements are depreciated using the straight-line method over estimated useful lives ranging from 20 to 40 years. Equipment is depreciated using the straight-line method over estimated useful lives ranging from 3 to 20 years. Leasehold improvements are depreciated using the straight-line method over the shorter of the remaining lease term or the estimated useful life of the asset, ranging from 2 to 14 years. The Business is required to review for impairment of long-lived assets if events or changes in circumstances indicate that their carrying amounts may not be recoverable.  The Business did not review long-lived assets for impairment as there were no events or changes in circumstances to indicate that their carrying amounts would not be recoverable.

Intangible Assets

Intangible assets include customer lists, newspaper subscriber lists, and mastheads. Customer lists, newspaper subscriber lists, and mastheads are amortized using the straight-line method over the following estimated useful lives:

Years
Customer lists	3 to 21
Newspaper subscriber lists	3 to 21
Mastheads	40

A portion of the amortizable intangible assets balance relates to an acquisition effected by Berkshire in 2012 that were pushed down to the Business. Amortizable intangible assets are reviewed for impairment whenever impairment indicators are present. Recoverability of intangible assets is assessed by comparing the estimated undiscounted cash flows associated with the asset group to their respective carrying amount. The impairment amount, if any, is calculated based on the excess of the carrying amount over the fair value of those asset groups.

Revenue Recognition

On January 1, 2018, management adopted ASC Topic 606, Revenue from Contracts with Customers ("ASC 606"). Results for reporting periods beginning after January 1, 2018 are presented under the new guidance while prior period amounts are not adjusted and continue to be reported in accordance with legacy accounting under the old guidance. Additional information as a result of this adoption is contained in Note 2 - Recently Issued Accounting Standards.

Revenue is recognized when a performance obligation is satisfied by the transfer of control of the contracted goods or services to customers, in an amount that reflects the consideration the Business expects to receive in exchange for those goods or services.

Advertising and marketing services revenue includes amounts charged to customers for retail, national, or classified advertising space purchased in newspapers, advertisements placed on digital platforms, and other print advertising products such as preprint inserts and direct mail. Print advertising revenue is recognized at the point in time the associated publication has been delivered. Digital advertising revenue is recognized at the point in time that impressions are delivered.

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

Subscription revenue includes revenue for content delivered to consumers via print and digital products purchased by readers or distributors. Single copy revenue is also included in subscription revenue. Subscription revenue from single-copy and home delivery subscriptions is recognized at the point in time when the publications are delivered. Digital subscription revenue is recognized over time as performance obligations are met via on-demand availability of online content made available to customers throughout the contract term. Payments for subscription revenue are typically collected in advance, are for contract periods of one year or less, and result in an unearned revenue liability that is reduced when revenue is recognized.

Other revenue primarily consists of commercial printing and delivery of third-party products, which are recognized when the commercial printing and third-party products are delivered to the customer.

Other Expenses

Other expenses include all expenses relating to newspaper operations not considered to be compensation, newsprint, or depreciation and amortization. The largest components are costs associated with printing and distribution of printed products, outside contracted service, digital cost of sales and severance costs.

Pensions and Postemployment Benefits

The Business evaluates assets and liabilities for pension and postemployment benefit plans based upon computations made by consulting actuaries, incorporating estimates and actuarial assumptions of future plan service costs, future interest costs on projected benefit obligations, rates of compensation increases, when applicable, employee turnover rates, anticipated mortality rates, expected investment returns on plan assets, asset allocation assumptions of plan assets and other factors.

The Business uses a fiscal year end measurement date for all pension and postemployment obligations in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 715, Retirement Plans. The Business uses the frozen entry age actuarial cost method, under which the excess of the actuarial present value of projected benefits of the group included in an actuarial valuation, over the sum of the actuarial value of assets plus the unfunded frozen actuarial accrued liability, is allocated on a level basis over the earnings or service of the group between the valuation date and assumed exit. This allocation is performed for the group as a whole, not as a sum of individual allocations.

Fair Value of Financial Instruments

The Business utilizes FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), to measure and report fair value. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 establishes a three-level hierarchy of fair value measurements based on whether the inputs to those measurements are observable or unobservable, which consists of the following levels:

Level 1 - Quoted prices for identical instruments in active markets.

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

Valuation methodologies used for pension assets measured at fair value are as follows:

Money Market Funds: Valued at the daily closing price as reported by the fund. Money market funds held are open-end mutual funds that are registered with the Securities and Exchange Commission that generally transact at a stable $1.00 NAV representing its estimated fair value. On a daily basis, the fund’s NAV is determined by the fund based on the amortized cost of the fund’s underlying investments.

U.S. Treasury Bills: Valued using pricing models maximizing the use of observable inputs for similar securities.

Common Stock: Valued at the closing price reported on the active market on which the individual securities are traded.

Corporate Bonds and Notes: Valued using pricing models maximizing the use of observable inputs for similar securities. This includes basing value on yields currently available on comparable securities of issuers with similar credit ratings. When quoted prices are not available for identical or similar bonds, the bond is valued under a discounted cash flows approach that maximizes observable inputs, such as current yields of similar instruments, but includes adjustments for certain risks that may not be observable, such as credit and liquidity risks or a broker quote if available.

Deposits with Insurance Company (Pooled Separate Account): Valued at the NAV of units of the pooled separate account. The NAV is determined by dividing the net assets, at fair value, of the fund by the number of units outstanding on the day of valuation. Pooled separate accounts are comprised primarily of shares of registered investment companies held through sub-accounts of a separate account of an insurance company. The Business has concluded that the NAV, as adjusted (for mutual fund dividends, mutual fund splits and administrative maintenance charges and other items) and reported by the insurance company, is used as a practical expedient to estimate fair value. The investments are redeemable daily at the adjusted NAV under agreements with the insurance company. However, it is possible that the redemption rights may be restricted or eliminated in the future. Were the Plan to initiate a full redemption of the underlying investments, the investment adviser has reserved the right to temporarily delay withdrawal from the pooled separate accounts to ensure that securities liquidations will be carried out in an orderly business manner.

Deposits with Insurance Company (General Investment Fund): Fair value is the amount that the Business would receive if it withdrew funds from these accounts. Fair value is calculated using a cash-out factor based on an associated pool of generated account assets. When a fund transfer occurs, the contract provides it must be based on current investment value (or market value), an approximation of fair value. The cash-out factor is a ratio of asset investment value to asset book value. The cash-out factor is used to adjust fair value of supported liabilities impacting amounts the Business receives at measurement date.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Business is not currently a party to any claims or legal actions that would, in the opinion of management, have a material adverse effect on the Business’s financial position, results of operations, or liquidity.

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

Recently Issued Accounting Standards

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers and in 2015, 2016, and 2017 the FASB issued several clarifying updates to this new standard (ASU No. 2015-14, 2016-08, 2016-10, 2016-11, 2016-12, 2016-20 and 2017-05), which collectively comprises ASC 606. ASC 606 provides a five-step model in determining when and how revenue is recognized and requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. This new standard was adopted in 2018 using the modified retrospective method and did not result in any adjustments included in the accompanying Combined Abbreviated Financial Statements. Additional information and disclosures as a result of this adoption are contained in Note 4.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASC 842”), a new standard for the accounting treatment of leases. The new standard is based on the principle that entities should recognize assets and liabilities arising from leases. The new standard's primary change is the requirement for entities to recognize a lease liability for payments and a right-of-use (“ROU”) asset representing the right to use the leased asset during the term on most operating lease arrangements. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. In addition, the new standard expands the disclosure requirements of lease arrangements. Lessees have the option to use a modified retrospective transition approach, which includes a number of practical expedients. This new standard was adopted on December 31, 2018, the first day in fiscal year 2019, using the modified retrospective method and resulted in recording ROU assets and operating lease liabilities. Additional information and disclosures as a result of this adoption are contained in Note 6.

In March 2017, the FASB issued No. ASU 2017-07, Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post Retirement Benefit Cost (“ASC 715”) to improve the presentation of pension and postemployment benefit expense. The new standard requires that the service cost component of pension and postemployment benefits expense is recognized as compensation expense, while the remaining components of the expense are presented outside of operating income, if a subtotal of income from operations is presented in an income statement. This new standard was adopted on December 31, 2018, the first day in fiscal year 2019 using the retrospective method. For purposes of these Combined Abbreviated Financial Statements, the service cost component of pension and postemployment benefits expense is recognized as compensation expense, while the remaining components of pension and postemployment benefits expense are included in other expenses on the accompanying combined statements of revenues and direct expenses for all periods presented. Additional information and disclosures relating to pension and postemployment benefits expense are contained in Note 7.

3.	Related Party Transactions

In accordance with the terms of the Management Agreement, and during the initial 5-year term, commencing on July 2, 2018, Lee earns a fixed fee of $5,000 payable quarterly, in arrears, and a variable fee based on a percentage of annual earnings before income taxes, depreciation and amortization of BHMG over $34,000. The variable fee percentage is 33% for the first two years of the contract and 50% for the last three years. In connection with the Management Agreement, Lee provided management services to BHMG in exchange for the fixed and variable fees. For the fiscal years ended December 29, 2019 and December 30, 2018, the Business recognized expenses of $11,547 and $2,826, respectively, pursuant to the Management Agreement in other operating expenses on the accompanying combined statements of revenues and direct expenses. At December 29, 2019, accrued but unpaid expenses were $2,864. There were no accrued but unpaid expenses at December 30, 2018.

As of March 16, 2020, in connection with the acquisition described in Note 1, the Management Agreement was terminated.

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

4.	Revenue

On January 1, 2018, the Business adopted ASC 606 using the modified retrospective method applied to those contracts which were not completed as of that date. Results for reporting periods beginning after January 1, 2018 are presented under the new guidance, while prior period amounts are not adjusted and continue to be reported in accordance with legacy accounting under the old guidance. The Business did not record any adjustments as a result of adopting the new guidance.

The following table presents revenue disaggregated by source:

	2019	2018	2017
Advertising and marketing services revenue	$235,272	274,565	312,312
Subscription revenue	175,934	164,515	163,449
Other revenue	43,801	51,304	55,749
Total operating revenue	$455,007	490,384	531,510

Recognition principles: Revenue is recognized when a performance obligation is satisfied by the transfer of control of the contracted goods or services to customers in an amount that reflects the consideration expected to be received in exchange for those goods or services. Additional information related to revenue recognition principles are contained in Note 2.

Arrangements with multiple performance obligations: The Business has various advertising and subscription agreements which include both print and digital performance obligations. Revenue from sales agreements that contain multiple performance obligations are allocated to each obligation based on the relative standalone selling price. The Business determines standalone selling prices based on observable prices charged to customers.

Contract Assets and Liabilities: The primary source of contract liabilities for the Business is from unearned revenue for subscriptions paid in advance of the goods or service provided. The Business expects to recognize the revenue related to unsatisfied performance obligations over the next twelve months in accordance with the terms of the subscriptions and other contracts with customers. The unearned revenue balances described herein are the only contract liability of the Business. At December 29, 2019 and December 30, 2018, unearned revenue was $35,434 and $35,142, respectively. Revenue recognized during the fiscal year ended December 29, 2019 that was included in the contract liability as of December 30, 2018 was $35,142. The Business had no contract assets at December 29, 2019 or December 30, 2018.

Accounts receivable, excluding allowance for doubtful accounts, was $44,204 and $52,194 as of December 29, 2019 and December 30, 2018, respectively. Allowance for doubtful accounts was $4,275 and $4,200 as of December 29, 2019 and December 30, 2018, respectively.

Practical expedients: Sales commissions are expensed as incurred as the associated contractual periods are one year or less. These costs are recorded within compensation. The majority of contracts have original expected lengths of one year or less and revenue is earned at a rate and amount that corresponds directly with the value to the customer.

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

5.	Intangibles

As of December 29, 2019, identified intangible assets consisted of the following:

		Accumulated
	Cost	Amortization	Net
Mastheads	$56,784	(10,489)	46,295
Customer and newspaper subscriber lists	104,635	(64,357)	40,278
	$161,419	(74,846)	86,753

As of December 30, 2018, identified intangible assets consisted of the following:

		Accumulated
	Cost	Amortization	Net
Mastheads	$56,784	(9,070)	47,714
Customer and newspaper subscriber lists	104,635	(57,202)	47,433
	$161,419	(66,272)	95,147

The Business did not record any impairment charges in 2019, 2018 or 2017.

Annual amortization of intangible assets for the fiscal years 2020 to 2024 is estimated to be:

2020	$8,458
2021	7,817
2022	6,797
2023	6,115
2024	6,019

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

6.	Leases

Effective December 31, 2018, the first day of fiscal year 2019, the Business adopted ASC 842 using the modified retrospective method as of the adoption date. The Business also adopted certain practical expedients, which permitted the Business to not reassess prior conclusions about lease identification, lease classification, or initial direct costs. The Business also elected to combine non-lease and lease components when accounting for leases. The Business has also made an election to exclude short-term leases, or those with an original term of less than twelve months, from recognition and measurement under ASC 842. As a result of the adoption, the Business recorded operating lease ROU assets of $10,143, current lease liabilities of $3,217, and long-term lease liabilities of $8,180 as of December 31, 2018.

The operating lease portfolio primarily includes office and warehouse space, trucks, and vehicles. The Business has agreements to lease space for various locations through 2027. Total rental expense under operating leases amounted to $4,482, $5,442, and $5,393 for the years ended December 29, 2019, December 30, 2018, and December 31, 2017, respectively.

As of December 29, 2019, maturities of lease liabilities were as follows:

2020	$74
2021	2,122
2022	1,666
2023	505
2024	—
Thereafter	3,664
Total lease payments	8,031
Less interest	(108)
Present value of lease payments	$7,923

At December 29, 2019, minimum lease payments during each year in the five-year period ending December 2024 and thereafter were $2,962, $1,732, $909, $609, $488, and $1,331, respectively.

Lease liabilities are generally discounted using the incremental borrowing rate for the Business. The incremental borrowing rate is based on a senior secured collateral adjusted yield curve. This yield curve reflects the estimated rate that would have been paid by the Business to borrow on a collateralized basis over a similar term in a similar economic environment. The Business will assess this rate annually to determine whether it needs to be updated. The weighted average revolving lease terms and discount rates for all operating leases at December 29, 2019 were as follows:

Weighted average remaining lease term (years)	4.65
Weighted average discount rate	0.72%

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

7.	Pensions

The Business has several non-contributory defined benefit pension plans that together cover selected employees. Benefits under the plans are generally based on salary and years of service. The liability and related expense for benefits under the plans are recorded over the service period of employees based upon annual actuarial calculations. Plan funding strategies are influenced by government regulations. Plan assets consist primarily of domestic corporate equity securities, government and corporate bonds, money markets and deposits with insurance companies.

The net periodic cost (benefit) components of pension plans are as follows:

	2019	2018	2017
Service cost for benefits earned during the year	$2,074	2,392	2,479
Interest cost on projected benefit obligation	6,461	5,771	5,849
Expected return on plan assets	(11,346)	(13,812)	(12,643)
Amortization of net loss	1,498	150	254
Amortization of prior service benefit	5	22	36
Net periodic pension cost (benefit)	$(1,308)	(5,477)	(4,025)

Changes in benefit obligations and plan assets are as follows:

	2019	2018
Benefit obligation, beginning of year	$171,347	184,176
Service cost	2,074	2,392
Interest cost	6,661	5,771
Actuarial loss (gain)	27,045	971
Change in discount rate	(4,108)	(12,017)
Change in mortality assumptions	—	(270)
Benefits paid	(9,569)	(9,275)
Administrative expenses paid	(534)	(401)
Benefit obligation, end of year	192,916	171,347
Fair value of plan assets, beginning of year	179,742	226,764
Actuarial return on plan assets	36,892	(37,793)
Benefits paid	(9,569)	(9,275)
Administrative expenses paid	(534)	(401)
Employer contributions	1,750	447
Fair value of plan assets, end of year	208,281	179,742
Funded status	$15,365	8,395

The Business expects to recognize approximately $1,600 of unrecognized net actuarial loss in net periodic pension cost in 2020.

The accumulated benefit obligation for the plans were $191,444 and $165,892 at December 29, 2019 and December 30, 2018, respectively. The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $106,120, $105,272 and $96,104, respectively, at December 29, 2019.

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

Assumptions

Weighted-average assumptions used to determine benefit obligations are as follows:

	2019	2018	2017
Discount Rates	3.1 - 3.2%	4.1 - 4.2%	3.6 - 3.7%

Weighted-average assumptions used to determine net periodic benefit cost are as follows:

	2019	2018	2017
Discount Rates	4.4 - 4.5%	3.6 - 3.7%	3.3 - 3.4%

For 2020, the expected long-term return on plan assets is 6.5%. The assumptions related to the expected long-term return on plan assets are developed through an analysis of historical market returns, current market conditions and composition of plan assets. Additionally, the plans generally utilized a compensation rate increase of 1.00% for fiscal year 2019 and 0.50% for fiscal year 2020 and thereafter.

Plan Assets

The primary objective of the investment strategy is to satisfy pension obligations at a reasonable cost. Assets are actively invested to balance real growth of capital through appreciation and reinvestment of dividend and interest income and safety of invested funds.

The investment policy outlines the governance structure for decision making, sets investment objectives and restrictions and establishes criteria for selecting and evaluating investment managers. The use of derivatives is prohibited, except on a case-by-case basis where the manager has a proven capability, and only to hedge quantifiable risks such as exposure to foreign currencies. An investment committee, consisting of certain executives and supported by independent consultants, is responsible for monitoring compliance with the investment policy. Assets are periodically redistributed to maintain the appropriate policy allocation. Plan assets include no securities of the Business.

Fair Value Measurements

The fair value hierarchy of pension assets at December 29, 2019 is as follows:

	NAV	Level 1	Level 2	Level 3
Cash and cash equivalents	$2,935	—	—	82
Money market fund	—	9,828	—	—
U.S. Government debt	—	3,983	—	—
Corporate debt	—	—	3,004	—
Domestic equities	—	163,153	25,296	—
	$2,935	176,964	28,300	82

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

The fair value hierarchy of pension assets at December 30, 2018 is as follows:

	NAV	Level 1	Level 2	Level 3
Deposits with insurance company	$2,916	—	—	79
Money market fund	—	11,930	—	—
U.S. Government debt	—	12,729	—	—
Corporate debt	—	—	2,857	—
Domestic equities	—	124,143	25,088	—
	$2,916	148,802	27,945	79

There were purchases of investment funds classified as Level 3 of $82 and $79 in 2019 and 2018, respectively, and sales of an investment fund classified as Level 3 of $79 in 2019.  There were no transfers of assets classified as Level 3 in 2019 or 2018.

Cash Flows

At December 29, 2019, the Business expected to make contributions of $388 to the pension trust during 2020. However, as a result of The Coronavirus Aid, Relief, and Economic Security ("CARES") Act, enacted into law on March 27, 2020, the Business may defer such fiscal year 2020 contributions until January 1, 2021.

Anticipated future benefit payments to be paid from the pension trust are as follows:

2020	$10,392
2021	10,544
2022	10,665
2023	10,797
2024	10,880
2025-2029	54,414

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

8.	Postemployment Benefits

The Business provides certain postemployment benefits to retirees covering portions of premiums associated with medical, dental, life, and vision insurance benefits in eight collective bargaining units. The amount of premiums paid in five bargaining units are capped at specific dollar amounts per month. The amount of premiums paid in three bargaining units are uncapped. The plan groups consist of capped retirees, uncapped retirees, capped active employees, and uncapped active employees. New participants in the uncapped plans are eligible for Medicare supplemental medical insurance. Management evaluates the benefits accrued and related assumptions periodically. The unpaid postemployment benefits were $37,000 and $35,000 as of December 29, 2019 and December 30, 2018, respectively.

The disclosures relating to the roll-forward of postemployment obligations and net periodic cost are excluded due to immateriality.

Assumptions

Weighted-average assumptions used to determine benefit obligations are as follows:

(Percent)	2019	2018	2017
Discount rate	4.4%	3.7%	4.4%

Assumed health care cost trend rates are as follows:

(Percent)	2019	2018
Health care cost trend rates	8.5	9.0
Rate to which the cost trend rate is assumed to decline (the "Ultimate Trend Rate")	4.5	4.5
Year in which the rate reaches the Ultimate Trend Rate	2026	2026

Assumed health care cost trend rates have an effect on the amounts reported for postemployment plans. A one percentage point change in assumed health care trend rates would have the following annualized effects on reported amounts for 2019.

	One Percentage Point
	Increase	Decrease
Effect on postemployement benefit obligation	6,000	(5,000)

We anticipate future benefit payments to be paid directly with future contributions, as follows:

Payments
2020	1,100
2021	1,300
2022	1,400
2023	1,400
2024	1,400
2025-2029	8,000

BH Newspaper Business and The Buffalo News

Notes to Combined Abbreviated Financial Statements

(in thousands)

9.	Commitments and Contingencies

Purchase Obligations

As of December 29, 2019, the Business had future purchase obligations totaling $23,287, which primarily relate to commitments to acquire content, third party delivery and other service delivery contracts.

Legal Proceedings

From time to time, the Business may be involved in a variety of legal actions that arise in the normal course of business. Insurance coverage mitigates potential loss for certain of these matters. While the Business is unable to predict the ultimate outcome of these legal actions, it is anticipated that the disposition of these matters will not have a material adverse effect on the Abbreviated Financial Statements, taken as a whole.

10.	Subsequent Events

Management of the Business has evaluated subsequent events from December 29, 2019 through June 2, 2020, the date at which the Combined Abbreviated Financial Statements were available to be issued. In March 2020, the World Health Organization categorized coronavirus disease 2019 (“COVID-19”) as a pandemic and a national emergency was declared in the United States. In accordance with Accounting Standards Codification Topic 855, Subsequent Events, the effects of COVID-19 are considered a non-recognized subsequent event relative to the accompanying Combined Abbreviated Financial Statements of the Business. While the effects of the pandemic are expected to negatively impact the Business, the current level of uncertainty over the economic and operational impacts of COVID-19 means the related financial impact cannot be reasonably estimated at this time. There were no other subsequent events identified by management.